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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

        On July 9, 2003, Evolving Systems, Inc. (the "Company") published a press release containing certain financial information about the Company as follows:

EVOLVING SYSTEMS REPORTS BOOKINGS FOR SECOND QUARTER 2003

        Englewood, Colorado—Evolving Systems, Inc. (Nasdaq-EVOL), a provider of innovative software solutions for operations, enhanced services and systems integration to many of the largest communications companies in the U.S., today announced bookings for products and services for the second quarter of 2003 valued at approximately $4,000,000. Evolving Systems received orders from major wireline and wireless carriers in the United States for software licenses and integration services related to the Company's number portability and number inventory solutions.

        "We are pleased with our order activity and momentum in the second quarter," said George Hallenbeck, chairman and CEO. "We believe that it validates our business model of offering high quality solutions that satisfy our customers' needs exactly, as quickly as possible, at the lowest possible price." The Company will report second quarter results and conduct its regularly scheduled earnings call in late July 2003.

About Evolving Systems

        Evolving Systems, Inc. (NASDAQ: EVOL) provides innovative software solutions for operations, enhanced services and systems integration to many of the largest communications companies in the U.S. The Company is the nation's leading provider of local number portability solutions and offers software products that enable carriers to comply with the FCC's number conservation mandates intended to extend the life of the North American Numbering Plan. The Company's ServiceXpress™ methodology and offering is used to accelerate development and integration efforts. Evolving Systems' unique competence as an integration and solutions provider for both operations support system (OSS) and enhanced services software positions the Company to accelerate the automation and availability of tomorrow's services for today's tier one carriers and application service providers. For additional information visit www.evolving.com.

        CAUTIONARY STATEMENT:    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation reform Act of 1995, based on current expectations, estimates and projections. These statements often can be identified by use of such terms as "will," "may," "estimate," "believe," "expect" or words of similar meaning. Readers should not place undue reliance on these forward-looking statements, and Evolving Systems will not necessarily update these statements to reflect subsequent developments. Specifically, statements about future projections may be forward looking. There are many factors that could have an effect on the Company's revenue. For a more extensive discussion of the Company's business please refer to the Company's Form 10-K filed with the SEC on March 28, 2003.

CONTACTS:

Investor Relations	Public Relations
Jay Pfeiffer Pfeiffer High Public Relations, Inc. 303-393-7044 jay@pfeifferhigh.com	Johanna Erickson Ogilvy Public Relations Worldwide 303-634-2609 johanna.erickson@ogilvypr.com

Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: July 9, 2003	By:	/s/ GEORGE A. HALLENBECK George A. Hallenbeck Chief Executive Officer

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  Item 9. Regulation FD Disclosure.
SIGNATURES